UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

BLINK CHARGING CO.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

407 Lincoln Road, Suite 704
Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

BLINK CHARGING CO.

January 7, 2021

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2021, Blink Charging Co., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters (the “Underwriters”), and certain selling stockholders named therein, relating to the underwritten public offering of 5,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $41.00 per share (the “Offering”). The Company expects to receive approximately $211.2 million in net proceeds from the Offering after deducting the underwriting discount and estimated offering expenses payable by the Company. The Offering is scheduled to close on January 12, 2021, subject to customary closing conditions. The Underwriters have the option to purchase up to an additional 260,000 shares of common stock from the Company and 550,000 shares of common stock from the Company’s chief executive and one other officer as selling stockholders at the public offering price, less the underwriting discount, within 30 days following the date of the final prospectus supplement. The Company will not receive any proceeds from the sale of shares held by the selling stockholders.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-251919) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 6, 2021, which became automatically effective, and the final prospectus supplement dated January 7, 2021, filed with the SEC under Rule 424(b)(5) of the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Olshan Frome Wolosky LLP, as legal counsel to the Company, relating to the legality of the issuance and sale of the shares of common stock in the offering is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

1.1	Underwriting Agreement dated January 7, 2021.*

5.1	Opinion of Olshan Frome Wolosky LLP.

23.1	Consent of Olshan Frome Wolosky LLP (contained in legal opinion filed herewith as Exhibit 5.1).

99.1	Press release of Blink Charging Co. issued January 6, 2021, announcing the launch of the Offering.

99.2	Press release of Blink Charging Co. issued January 8, 2021, announcing the pricing terms of the Offering.

*	Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: January 8, 2021	By:	/s/ Michael D. Farkas
Michael D. Farkas
Chairman and Chief Executive Officer

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